Exhibit 10.9

LETTER OF INTENT

02 February 2009

Minera Farellón Limitada
Baldomero Lillo
Vallenar, Chile

Re:	Pertenencia Irene Una al Dos
Comuna de Vallenar, Huasco, III Region, Chile

This letter reflects the terms under which we intend to purchase these two mensura pertenencias:

1.	The price is the equivalent of $21,000,000 Chilean pesos in US dollars.

2.	We will pay the notary costs incurred in documenting the purchase and transferring the titles.

3.	The closing will follow when we have completed our due diligence review.

4.	You will provide any data that you have and information that we request for our due diligence review.

5.	You hold the title to the mensuras free and clear of any claims and will keep them clear of claims.

6.	You will not offer the mensuras to any other party or accept any other offer

Please sign below acknowledging your consent to these terms.

Yours very truly,

Minera Polymet Ltda.

/s/ Kevin Mitchell
Kevin Mitchell

Minera Farellón Limitada accepts the foregoing terms on 02th February 2009.

/s/ Kevin Mitchell
Kevin Mitchell